UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160
(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2017, TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers (collectively, the “Borrower”), each an indirect subsidiary of Net Element, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Loan Agreement dated as of May 18, 2017 (the “Loan Agreement”) with Priority Payment Systems LLC d/b/a Cynergy Data (the “Lender”).

Pursuant to the Amendment, (i) the Borrower and the Lender modified the original term loan into a revolving loan and increased the revolving borrowing amount from $2,000,000 to $2,500,000; (ii) the loan maturity was changed from May 20, 2019 to May 20, 2021; (iii) the Lender can fund subsequent draws once every calendar month upon written request from the Borrower, not to exceed $1,000,000.00 in any such calendar month; and (iv) principal advances on the multi-draw loan to be funded only during the first 24 months following the Effective Date of the Loan Agreement.

The above description of the Amendment is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. All readers are encouraged to read the entire text of such document.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2017, the Company received a letter (the “Letter”) from the Nasdaq Listing Qualifications Staff (the "Staff") advising that the Staff had determined that: (i) the Company had not regained compliance with the $1.00 per share minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) as of June 26, 2017 (following the expiration of the 180-day period in which to regain compliance previously provided by Nasdaq) and the Company is not eligible for an extension of such period due to the Company’s stockholders’ equity, as reported by the Company in its quarterly report filed with the with the Securities and Exchange Commission (the "Commission") on May 15, 2017, being less than the minimum $5 million stockholders’ equity initial listing requirement for The Nasdaq Capital Market; and (ii) trading in the Company’s common stock will be suspended at the opening of business on July 7, 2017 and the Company’s common stock will be removed from listing on The Nasdaq Capital Market, unless the Company requests on appeal of the Staff’s determination to the Nasdaq Hearings Panel (the “Panel”).

According to the Letter and under Nasdaq rules, the suspension of trading and delisting of the Company’s securities will be automatically stayed following a timely request for a hearing pending the issuance of a Panel decision. The Company intends to commence such an appeal within the required appeal period under Nasdaq rules. The Company is considering several paths to regain compliance with the minimum bid price requirement, including, among other things, a reverse stock split. Although there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market, the delisting proceedings will be stayed and the Company’s common stock will continue to be listed on the Nasdaq pending resolution of the appeal.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “considers,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company any relief from the delisting or that the Company can agree to or ultimately meet the specific requirements of any such relief, or remain listed on Nasdaq or otherwise be publicly traded. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Commission. The forward-looking statements contained in this report speak only as of the date of this report and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this report, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Loan Agreement, dated as of June 27, 2017, among Priority Payment Systems LLC, as lender, and TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2017

NET ELEMENT, INC.

By: /s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Loan Agreement, dated as of June 27, 2017, among Priority Payment Systems LLC, as lender, and TOT Payments, LLC, TOT New Edge, LLC, Process Pink, LLC and TOT FBS, LLC, as co-borrowers